Exhibit 99.1

News For Immediate Release

EAGLE MATERIALS ANNOUNCES COMMENCEMENT OF PUBLIC

OFFERING OF $300 MILLION OF SENIOR NOTES

DALLAS, TX (July 25, 2016) – Eagle Materials Inc. (NYSE: EXP) announced today a registered public offering, subject to market and other conditions, of $300 million aggregate principal amount of senior notes due 2026 (the “Notes”). The interest rate and other terms of the Notes will be determined at pricing.

The Notes will initially be guaranteed by each of Eagle’s majority-owned subsidiaries. Eagle intends to use the net proceeds from the offering, after underwriting discounts and estimated offering expenses, to repay approximately $295 million of borrowings under its revolving credit facility and to pay certain fees relating to such repayment.

J.P. Morgan Securities LLC, BofA Merrill Lynch, Wells Fargo Securities, LLC and BB&T Capital Markets, a division of BB&T Securities, LLC, are acting as joint book-running managers for the offering.

The Notes will be issued pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on Form S-3, as amended. The offering is being made only by means of a prospectus supplement and accompanying prospectus. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may also be obtained from:

•	J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (866) 803-9204.

•	BofA Merrill Lynch, at NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001 Attention: Prospectus Department or by e-mail at dg.prospectus_requests@baml.com.

•	Wells Fargo Securities, LLC, at 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attention: WFS Customer Service, by telephone at (800) 645-3751 or by e-mail at wfscustomerservice@wellsfargo.com.

•	BB&T Capital Markets, a division of BB&T Securities, LLC, at 901 East Byrd Street, Suite 300, Richmond, Virginia 23219, Attention: Keith E. Pomroy, by telephone at (844) 499-2713 or by e-mail at kpomroy@bbandtcm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from 40 facilities across the US. Eagle is headquartered in Dallas, Texas.

###

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; the impact of our bylaws forum selection clause on stockholder disputes; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and in the prospectus supplement related to the offering, each of which is filed with the SEC. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

Contact at 214/432-2000

Eagle Materials Inc.

David B. Powers

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

3